                                                                     EXHIBIT 4.3


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         BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                      (WITHOUT OWNER OPTION TO REDEEM)/
         OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------


                         LETTER OF REPRESENTATIONS*
                    [To be Completed by Issuer and Agent]

                    Greenwood Trust Company on behalf of
                 Discover Card Master Trust I, Series 1999-1
                 -------------------------------------------
                              [Name of Issuer]

                       U.S. Bank National Association
                       ------------------------------
                               [Name of Agent]

                                                                February 9, 1999
                                                                ----------------
                                                                     [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street, 49th Floor
New York, NY 10041-0099

          Re: 5.30% Class A Credit Card Pass-Through Certificates and 5.55% Class B Credit Card Pass-Through Certificates, Discover Card Master Trust I, Series 1999-1
               -------------------------------------------------------
                                             [Insert Description]


Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent or other such agent of Issuer with respect to the Securities pursuant to a trust indenture, trust agreement, or other such document dated October 1 , 1993 (the "Document"). Morgan Stanley & Co. Incorporated; ABN AMRO Incorporated; Chase Securities Inc.; First Chicago Capital Markets, Inc.; First Union Capital Markets Corp. ["Underwriter"] is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:


_________________
* This Letter of Representations includes the Addendum attached hereto, which modifies and supersedes this Letter of Representations to the extent set forth therein.

          1. Prior to closing on the Securities on February 9, 1999, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

       Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

          3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

          4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60


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


days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                        Manager; Call Notification Department
                        The Depository Trust Company
                        711 Steward Avenue
                        Garden City, NY 11530-4719

          5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        Manager; Reorganization Department
                        Reorganization Window
                        The Depository Trust Company
                        7 Hanover Square, 23rd Floor
                        New York, NY 10004-2695

          6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

          7. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payments date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                        Manager; Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square, 22nd Floor
                        New York, NY 10004-2695

          8. The interest accrual period is payment date to payment date.


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



          9. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission is not available, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephone
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                        Manager, Announcements
                        Dividend Department
                        The Depository Trust Company
                        7 Hanover Square, 22nd Floor
                        New York, NY 10004-2695

          10. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue, no later than noon (Eastern Time) on the payment date.

          11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA #021 000 021
                        For credit to a/c Cede & Co.
                        c/o The Depository Trust Company
                        Dividend Deposit Account #066-026776

          12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time). Absent any other arrangements between Issuer or Agent and DTC, such payments shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA #021 000 021
                        For credit to a/c Cede & Co.
                        c/o The Depository Trust Company
                        Redemption Account #066-027608

          13. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later


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


than 2:30 p.m. Absent any other arrangements between Issuer or Agent and DTC, such payments shall be wired as follows:

                        The Chase Manhattan Bank
                        ABA #021 000 021
                        For credit to a/c Cede & Co.
                        c/o The Depository Trust Company
                        Reorganization Account #066-027608

          14. DTC may direct Issuer or Agent to use any other number or address to which notices or payments of interest or principal may be sent.

          15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

          16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

          18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

          19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

          20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.


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


          21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations.

          (1) Addendum; (2) Schedule A; (3) ERISA Rider; and (4) Rider Amending DTC Letter of Representations.


Notes:                                      Very truly yours,
------
A.  If there is an Agent
(as defined in this Letter
of Representations), Agent
as well as Issuer must sign
this Letter.  If there is
no Agent, in signing this
Letter, Issuer itself
undertakes to perform all
of the obligations set
forth herein.
                                            GREENWOOD TRUST COMPANY
                                            -----------------------
                                                    (Issuer)


B.  Schedule B contains
statements that DTC
believes accurately
describe DTC, the method of
effecting book-entry
transfers of securities
distributed through DTC,
and certain related matters

                                            By: /s/ John J. Coane
                                               --------------------------------
                                               (Authorized Officer's Signature)



                                            U.S. BANK NATIONAL ASSOCIATION
                                            ------------------------------
                                                        (Agent)

Received and Accepted:

THE DEPOSITORY TRUST COMPANY                By: /s/ Martha L. Sanders
                                               --------------------------------
                                               (Authorized Officer's Signature)


By:/s/Authorized Signatory
--------------------------



cc:  Underwriter
     Underwriter's Counsel

                               A D D E N D U M
                               ---------------
                                     to
              Letter of Representations dated February 9, 1999
                 Discover Card Master Trust I, Series 1999-1


General:  For purposes of this Letter of Representations:

          "Securities" shall mean the $500,000,000 aggregate principal amount of 5.30% Class A Credit Card Pass-Through Certificates and the $26,316,000 aggregate principal amount of 5.55% Class B Credit Card Pass-Through Certificates issued by Discover Card Master Trust I, Series 1999-1 and "Security holders" shall mean the holders of such certificates;

          "Issuer" shall mean Greenwood Trust Company ("Greenwood") on behalf of Discover Card Master Trust I, Series 1999-1; and


          "Document" shall mean the Pooling and Servicing Agreement dated as of October 1, 1993, as amended and as supplemented by the Series Supplement dated as of February 9, 1999, each by and between Greenwood as Master Servicer, Servicer and Seller and the Agent.


Paragraph 1:   The following is hereby added after the third sentence of
               Paragraph 1:

               "Each certificate shall remain in the Agent's custody subject to the provisions of the Fast Balance Certificate Agreement currently in effect between the Trustee and DTC."

Paragraph 5:   The first sentence of Paragraph 5 is hereby deleted in its entirety and replaced with the following:

               "In the event of an invitation to tender the Securities, notice by Issuer or Agent to Security holders specifying the terms of the tender and the date such notice is to be mailed to Security holders or published (the "Publication Date") shall be sent to DTC in the manner set forth in the preceding Paragraph by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than 8:00 A.M. on the Publication Date. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.)"

Paragraph 6:   The following is hereby added after the third sentence of
               Paragraph 6:

               "Issuer or Agent will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission."

Paragraph 14:  The following is hereby inserted after the word "Agent" in line
               1 of Paragraph 14:

                    ", and if requested, shall confirm such direction in writing,"

Paragraph 15:  The following is hereby inserted at the end of Paragraph 15 before the period:

               "provided, however, that this paragraph shall not apply to any event that causes a reduction in the aggregate principal amount of Securities outstanding that occurs in accordance with their terms, including, without limitation, an Amortization Event (as defined in the Document)".


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



                                 SCHEDULE A
                                 ----------

                 DISCOVER CARD MASTER TRUST I, SERIES 1999-1

      $500,000,000 5.30% CLASS A CREDIT CARD PASS-THROUGH CERTIFICATES AND $26,316,000 5.55% CLASS B CREDIT CARD PASS-THROUGH CERTIFICATES

                     Principal Amount  Maturity Date*   Interest Rate
                     ----------------  ---------------  -------------
      Class A
   Certificates
   CUSIP Number
-------------------
     25466KCC1

Certificate Number:
-------------------
         1               $200,000,000  August 17, 2004      5.30%

         2               $200,000,000  August 17, 2004      5.30%

         3               $100,000,000  August 17, 2004      5.30%





      Class B
   Certificates
   CUSIP Number
-------------------
     25466KCD9

Certificate Number:
-------------------
         1               $ 26,316,000  August 17, 2004      5.55%






*  Last Possible Distribution Date


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



               REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                -----------------------------------------------

          Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under Section 4975 of the Internal Revenue Code of 1986. Issuer and Agent acknowledge that: a) for so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC account as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers or holders of Securities against any DTC Participant).


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



 RIDER AMENDING DTC LETTER OF REPRESENTATIONS - BEO COLLATERALIZED MORTGAGE OBLIGATIONS (CMO) WITHOUT OWNER OPTION TO REDEEM/OTHER ASSET-BACKED SECURITIES
                       /AND PASS-THROUGH CERTIFICATES
                       ------------------------------

As of March 9, 1998, DTC's Reorganization Department relocated and prior to that, DTC's Dividend Department relocated to the 55 Water Street location. Following are the new addresses and related telephone and facsimile numbers referenced in the Letter of Representations.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 3 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                   Current Telecopier Numbers
(212) 709-6896 and (212) 709-6897        (212) 855-5181 and (212) 855-5182

The confirmation number (212) 709-6870 is now (212) 855-5202.

THE FOLLOWING CHANGES RELATED TO PARAGRAPH 5 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                   Current Telecopier Number
(212) 709-1093 and (212) 709-1094        (212) 855-5278

The confirmation number (212) 709-6884 is now (212) 855-5280.

The new address is                   Manager; Reorganization Department
                                     Reorganization Window
                                     The Depository Trust Company
                                     55 Water Street 50th Floor
                                     New York, NY 10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 7 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Number                    Current Telecopier Number
(212) 709-1723                           (212) 855-4555

The new address is                   Manager; Announcements
                                     Dividend Department
                                     The Depository Trust Company
                                     55 Water Street 25th Floor
                                     New York, NY 10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 9 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                   Current Telecopier Numbers
(212) 709-1723 and (212) 709-1686        (212) 855-4555 and (212) 855-4556

The confirmation number (212) 709-1270 is now (212) 855-4550

The new address for the Paragraph 9 is the same as that listed above, referenced in Paragraph 7.

THE FOLLOWING CHANGES RELATED TO PARAGRAPH 10 OF THE LETTER OF REPRESENTATIONS:

Such information shall be conveyed by automated notification. If the circumstance prevent the funds paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation can be provided by automated means or written format.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 11 OF THE LETTER OR REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 12 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 13 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.


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